UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 17, 2026

Kenvue Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-41697	88-1032011
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Kenvue Way Summit, New Jersey	07901
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (908)-874-1200

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	KVUE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02     Results of Operations and Financial Condition

On February 17, 2026, Kenvue Inc. (the "Company") issued the attached press release (Exhibit 99.1) announcing its financial results for the fiscal full year and fourth quarter ended December 28, 2025.

The information contained under Item 2.02 in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and, as a result, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.05    Costs Associated with Exit or Disposal Activities

On February 17, 2026, the Company’s Board of Directors approved an initiative that aims to optimize its operating model, transform its supply chain, reduce complexity, and drive operational efficiencies, while strengthening core capabilities. The initiative is expected to result in a net global workforce reduction of approximately 3.5%. The initiative is expected to result in pre-tax restructuring expenses and other charges totaling approximately $250 million in fiscal year 2026, consisting of information technology and project-related costs (approximately 59%), employee-related costs (approximately 35%), and other implementation costs (approximately 6%). The Company’s estimates of the costs of the initiative are preliminary estimates and are subject to a number of assumptions, including local law requirements in various jurisdictions. Actual charges may differ, possibly materially, from the estimates provided above.

Cautions Concerning Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions in the Private Securities Litigation Reform Act of 1995, regarding a restructuring initiative. Forward-looking statements may be identified by the use of words such as “plans,” “expects,” “may,” “will,” “anticipates,” “estimates,” “aims,” and other words of similar meaning in conjunction with, among other things: discussions of future operations and expected costs and workforce reduction. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current beliefs, expectations, and assumptions of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results and financial condition could vary materially from the expectations and projections of Kenvue and its affiliates. Potential risks and uncertainties that could cause actual results to differ from expected results include, among others, the risk that the Company will not be able to implement the initiative as designed, the risk that the Company will not be able to realize the full amount of estimated savings from the initiative, the risk that the expected amount of costs of the initiative will exceed the Company’s forecasts, and risks related to potential disruptions to the Company’s business or operations as it executes on the initiative.

A list and descriptions of additional risks, uncertainties, and other factors can be found in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other filings, available at kenvue.com or on request from the Company. The Company and its affiliates undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or developments or otherwise, other than as required by law.

Item 9.01    Financial Statements and Exhibits

(d)     Exhibits.

Exhibit Number	Exhibit Description

99.1	Press Release dated February 17, 2026 for the period ended December 28, 2025
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kenvue Inc.
Date: February 17, 2026	/s/ AMIT BANATI
Amit Banati Chief Financial Officer